UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

AON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7933	36-3051915
(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street
Chicago, Illinois 60601
 (Address of principal executive offices) (zip code)

(312) 381-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On November 30, 2006, Aon Corporation (the “Company”) consummated the sale of all of the outstanding equity interests of the Company’s subsidiaries that conduct the Aon Warranty Group (“AWG”) business to TWG Holdings, Inc. (f/k/a Warrior Acquisition Corp.), an affiliate of Onex Corporation.  The consideration received consisted of $710 million in cash, pursuant to the terms of the previously disclosed Purchase Agreement, dated as of June 30, 2006, between the Company and TWG Holdings, Inc. (the “Warranty Agreement”). The final purchase price is subject to a post-closing adjustment based upon the net worth (excluding goodwill) of AWG at the closing compared to a target level of $420,011,470.

The disposition included AWG’s worldwide operations consisting of, among other things, the business of underwriting and administering extended warranties on a wide variety of consumer goods, including automobiles, consumer electronics and major home appliances. AWG also provides consumer credit and other specialty insurance products primarily through automobile dealers.

On November 30, 2006, the Company also consummated the sale of its Construction Program Group (“CPG”) business, a managing general underwriter whose policies were underwritten by the Company’s property and casualty operation, to Old Republic Insurance Company.  The consideration received by the Company consisted of $85 million in cash, and the transaction included the transfer to Old Republic Insurance Company of approximately $330 million of net unearned premium and claims reserves that were on the books of Virginia Surety Company, Inc., which relate to business previously written through CPG.

The description of the Warranty Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Warranty Agreement, which is incorporated by reference herein from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 3, 2006.

Item 9.01.  Financial Statements and Exhibits.

(b)           Pro Forma Financial Information

The following unaudited, pro forma condensed consolidated financial statements are based on the historical financial statements of the Company and are adjusted to give effect to the November 30, 2006 sale of AWG and CPG. The pro forma consolidated balance sheet as of September 30, 2006 is presented as if the disposition of AWG and CPG had occurred on September 30, 2006.  The pro forma statements of income for the nine months ended September 30, 2006 and the twelve months ended December 31, 2005, December 31, 2004 and December 31, 2003, are presented as if the disposition of AWG and CPG had occurred on January 1, 2003.  The pro forma information does not purport to present the financial position or results of operations of the Company had the transaction and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations in the future.  The pro forma financial information is based on certain assumptions and adjustments described in the Notes to Pro Forma Financial Information and should be read in conjunction therewith and with the financial statements and related notes included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The unaudited pro forma condensed consolidated financial statements of the Company are filed as Exhibit 99.1 hereto and incorporated by reference herein.

(d)           Exhibits

2.1

Purchase Agreement, dated as of June 30, 2006, by and between Aon Corporation and TWG Holdings, Inc. (f/k/a Warrior Acquisition Corp.) (incorporated by reference to Exhibit 10.1 of Aon Corporation’s Current Report on Form 8-K filed on July 3, 2006).*

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Aon Corporation.

* The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish copies of any exhibits or schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AON CORPORATION

	By:	/s/ David P. Bolger
David P. Bolger
Executive Vice President, Chief Financial Officer and Chief Administrative Office
Date: December 6, 2006